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Exhibit 10(D)(7)(c)                                                 Page 1 of 5


                               SERVOTRONICS, INC.

                             STOCK OPTION AGREEMENT

                                       FOR

                                  LEE D. BURNS

                               DATED JULY 7, 2000



                  1.       Definitions.

                           As used in this Agreement:

                           (a) "Company" means Servotronics, Inc.

                           (b) "Common Stock" means the common stock, $.20 par
value, of the Company.

                           (c) "Fair Market Value" of a share of Common Stock on
a given date means the average of the highest and lowest quoted sales prices of a share of Common Stock on the American Stock Exchange on that date or, if no such shares were traded on the American Stock Exchange on that date, on the next preceding date on which such shares were so traded. However, if shares of Common Stock have not been traded on the American Stock exchange for more than ten days immediately preceding the given date, the Fair Market Value of a share of Common Stock shall be determined by the Committee in such manner as it may deem appropriate.

                           (d) "Option" means the option granted pursuant to
this Agreement to purchase 7,500 shares of Common Stock, which option is intended to be a non-qualified stock option.

                           (e) "Committee" means the Board of Directors of the
Company or any committee of the Board that the Board has appointed to administer the Plan.

                           (f) "Date of Grant" means July 7, 2000

                           (g) "Optionee" means Lee D. Burns.

                           (h) "Plan" means the Servotronics, Inc. 2000
Employees Stock Option Plan.
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Exhibit 10(D)(7)(c)                                                 Page 2 of 5


                  2.       Administration.

                           The Committee shall have all the powers vested in it
by the terms of this Agreement to administer this Agreement. The, Committee is authorized to interpret this Agreement and the Plan.

                  3.       Grant of Option.

                           The Committee grants to Optionee an option to
purchase 7,500 shares of Common Stock pursuant to this Agreement and subject to and including the terms and conditions of the Plan which are incorporated herein by reference.

                  4.       Terms of Option.

                           (a) The purchase price of each share of Common Stock
subject to the Option is the Fair Market Value of a share of Common Stock on the Date of Grant of the Option, which is $3.8125.

                           (b) The Option may be exercised in whole or in part
from time to time on or after July 7, 2001, provided that the Option shall not be exercisable later than the day preceding the tenth anniversary of the Date of Grant.

                           (c) By executing this Agreement, the Optionee agrees
on behalf of himself, his executor, administrator, heirs and distributees that any shares of Common Stock purchased pursuant to the Option are being acquired for investment and not with a view to distribution.

                           (d) To exercise the Option, written notice should be
given to the Secretary of the Company in the form attached to this Agreement.

                           (e) The purchase price of any shares with respect to
which the Option is exercised is payable in full on the date the Option is exercised, in cash or in shares of Common Stock or in a combination of cash and such shares. The value of a share of Common Stock delivered in payment of the purchase price shall be its Fair Market Value on the date the Option is exercised.

                           (f)  Except as otherwise provided in this Section
4(f), no Option shall be transferable otherwise than by will or the laws of descent and distribution, and during an Optionee's lifetime an Option shall be exercisable only by the Optionee. Notwithstanding the foregoing, an Option shall be transferable pursuant to a "domestic relations order" as defined in the
Section 414(p) Internal Revenue Code or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder, and also shall be transferable, without payment of consideration, to (a) immediate family members of the holder (i.e., the Optionee's spouse or former spouse, parents, issue including adopted and "step" issue, or siblings), (b) trusts for the benefit of immediate family members, (c) partnerships whose only partners are such family members, and (d) to any transferee permitted by a rule adopted by the Committee in an individual case. Any transferee will be subject to all of the conditions set forth in the Option prior to its transfer.
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Exhibit 10(D)(7)(c)                                                 Page 3 of 5


                           (g) If the Option has not already expired, it shall
expire upon the termination of the Optionee's employment with the Company, whether by death or otherwise, and no shares of Common Stock may thereafter be purchased pursuant to the Option, except that:

                           (1) The Optionee may, within three months after the
date of the termination of his employment, purchase any shares of Common Stock that the Optionee was entitled to purchase under the Option on the date of the termination of his employment.

                           (2) Upon the death of any Optionee while employed by
the Company or within the three-month period referred to in Section 4(g)(1) above, the Optionee's estate or the person to whom such Optionee's rights under the Option are transferred by will or the laws of descent and distribution may, within one year after the date of the Optionee's death, purchase any shares of Common Stock that the Optionee was entitled to purchase under the Option on the date of his death.

                           Nothing in this subsection shall allow the exercise
of the Option later than the day before the tenth anniversary of the Date of Grant of the Option.

                  5.       Adjustment of Shares Available.

                           If there is any change in the number of outstanding
shares of Common Stock of the Company through the declaration of stock dividends or through stock splits, then the number of shares subject to the Option and the purchase price of the shares subject to the Option shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock of the Company through any change in the capital account of the Company or through any other transaction referred to in section 424(a) of the Internal Revenue Code, then the number of shares subject to the Option and the purchase price of the shares subject to the Option shall be appropriately adjusted by the Committee, except to the extent the Committee takes other action pursuant to the following paragraph.

                           Notwithstanding the provision of any other Section of
this Agreement, if the Company shall not be the surviving corporation in any merger or consolidation, or if the Company is to sell all or substantially all of its assets, or if the ownership of more than 25 percent of the outstanding shares of Common Stock shall change as the result of a concerted action by one or more persons or corporations or if an attempt is so made to effect such a change of ownership, or if the Company is to be dissolved and liquidated (each such event shall be referred to in this paragraph as a "Corporate Change"), then the Option shall become exercisable in full as of the Change in Control, and the Committee in its sole discretion may, (i) further accelerate the time at which the Option may be exercised so that the Option may be exercised in full on or before a date fixed by the Committee, (ii) provide for the purchase of the Option to the extent then outstanding for an amount of cash equal to the excess of the Fair Market Value of the shares subject to the Option (which in the event of a change in the
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Exhibit 10(D)(7)(c)                                                 Page 4 of 5


ownership of more than 25 percent of the outstanding shares of Common Stock shall not be less than the amount of cash and the fair market value of other consideration tendered for such outstanding shares) over the aggregate purchase price of the shares subject to the Option, (iii) make such adjustments to the Option as the Committee finds appropriate to reflect such Corporate Change, or
(iv) cause any surviving corporation in such Corporate Change to assume the Option or substitute a new option for such Option.

                  6.       No Right to Continue as Employee.

                           Nothing in this Agreement shall confer upon the
Optionee the right to continue in the employ of the Company.

                  7.       Rights as Stockholder.

                           No person shall have the rights of a stockholder with
respect to shares of Common Stock subject to the Option until the date of issuance, if any, of a stock certificate pursuant to the exercise of the Option.

                   8.      Regulatory Approvals and Listing.

                           The Company shall not be required to issue any
certificate or certificates for shares of Common Stock upon the exercise of the Option prior to (a) the obtaining of any approval from any government agency that the Company shall, in its sole discretion, determine to be necessary, (b) the completion of any registration or other qualification of such shares under any state or Federal law or rulings or regulations of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable.

                   9.      Satisfaction of Tax Liabilities.

                           The Company shall not be required to issue any
certificate for shares of Common Stock upon the exercise of the Option unless any Federal, state, or local tax withholding obligation incurred by the Company in connection with the exercise of the Option has been provided for by the Optionee through the Optionee's delivery of a sufficient amount of cash or shares of Common Stock to the Company or through the Company's retention of shares of Common Stock otherwise issuable on the exercise of the Option.

                           The value of a share of Common Stock delivered or
retained to provide for the tax withholding obligation incurred by the Company shall be its Fair Market Value on the date the Option is exercised.
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Exhibit 10(D)(7)(c)                                                 Page 5 of 5


                  10.      Agreement Subject to Plan.

                           Notwithstanding any provision to the contrary herein,
this Agreement is subject to the provisions of the Plan, and if there shall be any conflict between the provisions of the Agreement and the Plan, then the provisions of the Plan shall take precedence.

                  11.      Construction.

                           This Agreement shall be construed in accordance with
the law of the State of Delaware.

                                    SERVOTRONICS, INC.

                                    By  /s/ Nicholas D. Trbovich
                                        -------------------------------------
                                             Nicholas D. Trbovich
                                             President



                                        /s/ Lee D. Burns
                                        -------------------------------------
                                             Lee D. Burns